UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2014

VALUEVISION MEDIA, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-20243	41-1673770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Shady Oak Road,
Eden Prairie, Minnesota 55344-3433
(Address of principal executive offices)

(952) 943-6000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 31, 2014, ValueVision Media, Inc. (the “Company”), as lead borrower, and certain of its subsidiaries as borrowers, entered into a third amendment to its revolving credit and security agreement (the “Credit Agreement”) with PNC Bank, N.A. (“PNC”), a member of The PNC Financial Services Group, Inc. (NYSE: PNC), as lender and agent, as previously amended.

Among other things, the third amendment increases the size of the revolving line of credit from $50 million to $60 million and provides conditions for a $15 million term loan on which the Company may draw to fund potential improvements at the Company’s distribution facility in Bowling Green, Kentucky.  If drawn, the term loan shall bear interest at either (i) a fixed rate based on the Eurodollar rate (the “LIBOR Rate”) for interest periods of one, two, three or six months, or (ii) a daily floating alternate base rate (the “Base Rate”), plus a margin of 5% on the Base Rate and 6% on the LIBOR Rate until January 31, 2015, at which time the margin shall adjust each fiscal year to a rate consisting of between 4% and 5% on Base Rate term loans and 5% to 6% on LIBOR Rate term loans based on the Company’s leverage ratio as demonstrated in its audited financial statements.  The interest rate under the revolving line of credit remains unchanged at the LIBOR Rate, plus a margin of 3% per annum.  Consistent with the Credit Agreement, borrowings under the term loan are also subject to mandatory prepayment in certain circumstances, including, but not limited to, if the outstanding borrowings are more than the borrowing base and receipt of certain proceeds from dispositions of collateral.  The third amendment also provides that borrowings under the term loan, if made, are subject to mandatory prepayment starting in the fiscal year ending January 31, 2016 in an amount equal to fifty percent (50%) of excess cash flow for such fiscal year, with any such payment not to exceed $3,750,000 in any such fiscal year.

A copy of the third amendment is filed as Exhibit 10.1 hereto and is incorporated by reference herein.  A copy of the Credit Agreement is filed as Exhibit 10.1 to the Company’s Form 8-K filed on February 10, 2012, a copy of the first amendment to the Credit Agreement is filed as Exhibit 10.1 to the Company’s Form 8-K filed on May 7, 2013 and a copy of the second amendment to the Credit Agreement is filed as Exhibit 10.1 to the Company’s Form 10-Q filed on September 6, 2013, each of which is also incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 of this Form 8-K is herein incorporated by reference.

Item 8.01.	Other Events.

On February 5, 2014, the Company issued a press release announcing the third amendment.  A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description

10.1
Third Amendment to Revolving Credit and Security Agreement, dated January 31, 2014, among ValueVision Media, Inc., as the lead borrower, certain of its subsidiaries party thereto as borrowers, PNC Bank National Association, as lender and agent.

99.1	Press Release dated February 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: February 5, 2014	VALUEVISION MEDIA, INC.

	By:	/s/ Teresa Dery
Teresa Dery Senior Vice President and General Counsel

EXHIBIT INDEX

No.	Description

10.1
Third Amendment to Revolving Credit and Security Agreement, dated January 31, 2014, among ValueVision Media, Inc., as the lead borrower, certain of its subsidiaries party thereto as borrowers, PNC Bank National Association, as lender and agent.

99.1	Press Release dated February 5, 2014.